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PROXY                                                             EXHIBIT 99.1



                                REVOCABLE PROXY
                           SECURITY BANCSHARES, INC.

_______________________________________________________________________________

                        SPECIAL MEETING OF STOCKHOLDERS
                         WEDNESDAY, DECEMBER 10, 1997
_______________________________________________________________________________


         The undersigned hereby appoints ________________ and _____________ with full powers of substitution, to act as proxies for the undersigned, to vote all shares of common stock of Security Bancshares, Inc. ("SBI") which the undersigned is entitled to vote at a Special Meeting of Stockholders ("Special Meeting"), to be held at the main office of Farmers & Merchants Bank, 110 South Third, Des Arc, Arkansas, at 2:00 p.m., local time, on Wednesday, December 10, 1997, and at any and all adjournments thereof, as follows:

                                                       FOR    AGAINST   ABSTAIN
                                                       ---    -------   -------

1.    Approval of the Agreement and Plan of
      Reorganization dated as of August 20, 1997, as amended (the "Agreement") by and between SBI, Union Planters Corporation
      ("UPC") and Union Planters Holding Corporation
      ("UP Holding"), and related Plan of Merger attached thereto as Exhibit 1, pursuant to which SBI would be acquired by UPC when it is merged with and into UP Holding.

2. To transact such other business as may properly come before the Special Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED OR ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

             Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of SBI at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

             The undersigned acknowledges receipt from SBI prior to the execution of this proxy, of a notice of the Special Meeting and a Prospectus/Proxy Statement dated October 29, 1997.


Dated:  ___________________


__________________________________            _________________________________
PRINT NAME OF STOCKHOLDER                     PRINT NAME OF STOCKHOLDER


__________________________________            _________________________________
SIGNATURE OF STOCKHOLDER                      SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



_______________________________________________________________________________

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
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